CERTIFICATIONS

I, Andrew Hyder, certify that:

1. I have reviewed this amended Quarterly Report on Form 10-QSB of Subjex Corporation.

2. Based on my knowledge, this amended Quarterly Report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report.

3. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 15c-14 and 15d-15e for the registrant and I have:

     a) designated such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within these entities, particularly during the period in which this Quarterly Report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures days prior to the filing date of the Quarterly Report (the "Evaluation Date"); and

     c) disclosed in this Quarterly Report any changes on the registrant's internal control over financial Quarterly Reporting [as defined in Exchange Act Rules 13a-15(f) and 15(d)-15(f)] that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual Quarterly Report) that has materially affected, or is reasonably likely to materially effect the registrant's control over financial reporting.

5. I have disclosed, based in our most recent evaluation to the registrant's auditors and the audit committee of the registrant's board of directors (or person performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control.

6. I have indicated in this amended Quarterly Report whether there was significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                                        By  /s/ Andrew Hyder

                                        Andrew Hyder, CEO (acting CFO)
                                        January 19, 2006